Exhibit 99.1

Hoku Scientific Reports First Quarter Fiscal Year 2010 Results

HONOLULU, HI, July 30, 2009 -- Hoku Scientific, Inc. (NASDAQ: HOKU), a materials science company focused on clean energy technologies, today announced its financial results for the first quarter ended June 30, 2009 and provided a general update on its business.

Financial Results

Revenue for the quarters ended June 30, 2009 and 2008 was $74,000 and $2.2 million, respectively, derived primarily from photovoltaic, or PV, system installation and related service contracts. As of June 30 and March 31, 2009 deferred revenue of $1.1 million and $784,000, respectively, was attributable to PV system installation projects and related service contracts.

Net loss, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended June 30, 2009 was $905,000, or $0.04 per diluted share, compared to net income of $178,000, or $0.01 per diluted share, for the same period in fiscal 2009.

Non-GAAP net loss for the quarter ended June 30, 2009 was $741,000, or $0.03 per diluted share, compared to non-GAAP net income of $646,000, or $0.03 per diluted share, for the same period in fiscal 2009. Non-GAAP net loss for the quarter ended June 30, 2009 and non-GAAP net income for the quarter ended June 30, 2009 excludes non-cash stock-based compensation of $164,000 and $468,000, respectively. The accompanying schedules provide a reconciliation of net income / (loss) per share computed on a GAAP basis to net income / (loss) per share computed on a non-GAAP basis.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, “We continued to make progress in our solar and polysilicon businesses during the first quarter of fiscal 2010. We advanced our solar integration business in Hawaii and – although we were required to modify our approach – continued to make progress toward the completion of our polysilicon production facility in Pocatello, Idaho.”

Business Updates

Hoku Materials Polysilicon Plant Update

Commenting on the Company’s polysilicon subsidiary, Hoku Materials, Inc., Mr. Shindo said, “As announced previously, we took steps to temporarily slow construction and procurement efforts in Idaho because it has taken longer than expected to identify the remaining financing for our polysilicon plant. This was a necessary strategic step for us to complete the project, and an option we could pursue thanks to the support of our customers, vendors, and partners.”

Hoku had previously reported that it had ordered a slowdown of construction and procurement in Pocatello, but clarified that this was not a complete stoppage of work. The Company explained that its primary partners, including J.H. Kelly, would keep staff on site in order to be prepared to ramp back up quickly, including continuing to receive select pieces of equipment. In addition, Hoku reported that it did not expect to make any layoffs, and that it would continue training the first group of plant operators who were hired in June 2009.

“Hoku Materials has identified a number of potentially viable sources of financing, but we recognize that it will require a few more months to evaluate all options and negotiate the right deal,” Mr. Shindo said. “As a result, we decided to take the prudent course of slowing down construction and procurement activities to reduce our cash outflow, at least until we have better visibility on the sources and timing of receipt for the remaining funds.”

Polysilicon Plant Financing Update

Hoku Materials continues to estimate that it will cost approximately $390 million to engineer, procure and construct its polysilicon production plant. The estimate reflects its discussion with vendors, declining costs of materials and labor, and ongoing adjustments of certain design elements; however, changes in costs, modifications in construction timelines, and other factors could increase the actual costs.

Hoku had received $160 million in prepayment deposits from its current customers as of June 30, 2009, and in July 2009, received subsequent prepayments from Jinko Solar in the amount of $2 million, for a total of $162 million received to date. As of June 30, 2009, construction-in-progress for the project was $243 million.

Hoku’s customers have committed to make $228 million in contractual prepayments. Depending on the timing of Hoku’s completion of certain milestones, Suntech Power may pay an additional $15 million, bringing the total amount of customer commitments to $243 million. Considering that Hoku has already contributed $41 million of its available cash, and assuming that all of Hoku’s customers meet their prepayment commitments in full, a funding gap of between $106 million and $121 million remains.

This additional capital is required to fully fund the estimated $390 million construction budget, but Hoku reported that it expected to resume construction and procurement efforts at full pace once it had secured the first $30-$50 million of the remaining amount. Hoku noted that it had already developed a plan to defer some capital expenditure by purchasing TCS from a third party for the plant’s start-up and initial production runs. In addition, the Company said it had flexibility in its delivery requirements such that, if required, Hoku could operate the plant at an interim capacity of less than 4,000 metric tons per year. This would allow further deferment of some costs, including the procurement of the Company’s full order of 28 polysilicon deposition reactors, among other equipment.

The Company said it is actively working to identify the remaining funds through a combination of sources, including prepayments from new customers, and one or more debt or equity financing strategies.

“Although we have retained Deutsche Bank Securities, Inc. as our financial advisor in matters related to a possible merger or sale of Hoku, this type of transaction is just one possible means of obtaining the final piece of financing for our plant; it is not the only possibility,” said Mr. Shindo. “Since we have no structured debt on the project, we believe we have quite a bit of flexibility in our approach, and we continue to see a wide spectrum of possible solutions, ranging from debt and equity investments on one end, to strategic merger or acquisition at the other.”

Hoku Solar Update

The Company's wholly owned subsidiary, Hoku Solar, Inc., markets, sells and installs turnkey photovoltaic, or PV, power systems in Hawaii.

Commenting on Hoku Solar, Mr. Shindo said, “During the first quarter of fiscal 2010, Hoku Solar completed ground and roof-mounted PV installations for Dowling Company on Maui, and  commissioned all seven photovoltaic systems installed on Hawaii Department of Transportation (HDOT) facilities throughout the state. In aggregate, these HDOT projects total nearly a megawatt of clean solar power generating capacity, and represent the largest collective PV installation to date on Hawaii state government facilities. The projects are also significant because they are among the very few solar power systems installed in Hawaii using third-party financing, and they reflect Hoku Solar’s ability to simultaneously complete several installation projects on multiple islands. Going forward, Hoku Solar will continue to operate these systems under the terms of power purchase agreements with the state of Hawaii.”

“Hoku Solar remains committed to providing our customers with the highest quality turnkey solar power systems, and we continue working to expand our project pipeline,” said Mr. Shindo. “During the first quarter of fiscal 2010, among other projects, we were very pleased to commence the installation of a solar power system in Hilo for the County of Hawaii. We expect to complete that installation in the second quarter of fiscal 2010, and we are increasingly optimistic about the potential market benefits of the newly-passed refundable state tax credit contained in Hawaii’s Act 154. We believe this change could be helpful in attracting additional investment to solar power projects in the islands.”

“Thus, even as we focus on securing the remaining funds for Hoku Materials, I expect to continue investing in our Hawaii business," concluded Mr. Shindo. "Aside from it being our home, Hawaii is an extraordinarily important market for clean energy in the U.S., and it has an inherent geographic advantage as a business hub for the Asian and North American clean energy markets.”

Summary

Mr. Shindo summarized the Company’s progress saying, “These are challenging times, but I am proud of our progress. Hoku’s successes have been built upon loyal partnerships, a legacy of entrepreneurial creativity, strategic deployment of capital, solid teamwork, and an ability to manage change. These attributes continue to serve us well as our business evolves.”

 “Thus, though we must still secure additional financing for our plant, Hoku has the team in place to succeed and a proven ability to overcome challenges. And as always, we remain sharply focused on delivering value in both our solar and polysilicon businesses,” Mr. Shindo concluded.

Conference Call Information

Hoku Scientific has scheduled a conference call on Thursday, July 30, 2009 at 5:00 p.m., Eastern Time, to discuss results for the Company's first quarter fiscal year 2010 ended June 30, 2009 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (719) 325-2348. A live webcast can also be accessed by going directly to the Company's web site at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its second quarter fiscal year 2010.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) is a diversified clean energy technologies company with three business units: Hoku Materials, Hoku Solar and Hoku Fuel Cells. Hoku Materials plans to manufacture, market and sell polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and related services in Hawaii. Hoku Fuel Cells has developed proprietary fuel cell membranes and membrane electrode assemblies for stationary and automotive proton exchange membrane fuel cells. For more information visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to Hoku Scientific’s ability to raise additional financing and continue as a going concern; Hoku Scientific’s ability to invest in its businesses and maintain its headquarters in Honolulu; Hoku’s ability to raise the necessary financing to complete the engineering, procurement and construction of its polysilicon production facility, the time necessary to evaluate and consummate any such financing, and the amount of any such financing; the performance by Hoku Materials’ customers of their obligations under their respective long-term polysilicon contract, including the obligation to make timely prepayments; Hoku’s and its partners’ ability to retain and train staff on-site at the polysilicon production plant; Hoku Materials's ability to sign polysilicon supply agreements with new customers, and to receive prepayments from these new customers; Hoku Materials's ability to successfully derive revenues from the sale of polysilicon to its existing customers; the ability of Hoku Materials to resume and/or complete the engineering, procurement and construction of its polysilicon production plant if and when it secures the first $30 to $50 million in additional financing, or ever; Hoku’s ability to defer capital expenditures by purchasing trichlorosilane from a third party and/or operating the polysilicon production facility at less than 4,000 metric tons per year; Hoku Solar’s ability to simultaneously complete multiple installation projects on multiple islands; Hoku Solar’s ability to expand its operations; Hoku Solar’s ability to complete the installation project for the County of Hawaii in the second quarter of fiscal 2010; the market benefits, if any, of Hawaii’s Act 154; the timing and amount of capital expenditures for the engineering, procurement and construction of its polysilicon production plant, including the adjustment of said capital expenditures that may be required to delay the project to account for funding shortfalls, and the timing of when Hoku Materials is required to make cash payments towards the construction of its planned polysilicon plant; Hoku Materials' ability to produce polysilicon at 4,000 metric tons per year; Hoku Materials’ ability to meet the construction and delivery milestones in its agreements with its existing customers; Hoku Scientific's future financial performance, its business strategies and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Hoku Scientific's actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in Hoku Scientific's respective filings with the Securities and Exchange Commission, as applicable. Except as required by law, Hoku Scientific assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement Hoku Scientific's financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses SFAS No. 123(R) to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS No. 123(R) are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, research and development, sales, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU SCIENTIFIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2009	2008
Service and license revenue	$74	$2,208
Cost of service and license revenue (1)	14	1,524
Gross margin	60	684
Operating expenses:
Selling, general and administrative (1)	1,064	1,244
Total operating expenses	1,064	1,244
Loss from operations	(1,004)	(560)
Interest and other income	84	738
Net income (loss)	$(920)	$178
Net loss attributable to noncontrolling interest	(15)	—
Net income (loss) attributable to Hoku Scientific, Inc.	(905)	178

Basic net income (loss) per share attributable to Hoku Scientific, Inc.	$(0.04)	$0.01

Diluted net income (loss) per share attributable to Hoku Scientific, Inc.	$(0.04)	$0.01

Shares used in computing above basic net income (loss) per share	21,009,383	19,711,917

Shares used in computing above diluted net income (loss) per share	21,009,383	20,055,606

_________________________________________
(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$4	$4
Selling, general and administrative	160	464

HOKU SCIENTIFIC, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2009 (unaudited)	March 31, 2009
Assets
Cash and cash equivalents	$12,348	$17,383
Inventory	353	1,549
Accounts receivable	615	420
Costs of uncompleted contracts	1,829	108
Other current assets	130	226
Total current assets	15,275	19,686
Property, plant and equipment, net	248,456	204,525
Total assets	$263,731	$224,211
Liabilities and Equity
Accounts payable and accrued expenses	$48,643	$38,191
Deferred revenue	1,130	784
Deposits- Hoku Solar	—	158
Deposits- Hoku Materials	1,800	375
Other current liabilities	461	446
Total current liabilities	52,034	39,954
Long-term debt (Deposits-Hoku Materials)	158,200	133,625
Total liabilities	210,234	173,579
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares issued and outstanding as of June 30, 2009 and March 31, 2009.	—	—
Common stock, $0.001par value. Authorized 100,000,000 shares; issued and outstanding 21,139,079 and 21,092,079 shares as of June 30, 2009 and March 31, 2009. respectively.	21	21
Additional paid-in capital	65,940	65,780
Accumulated deficit	(16,074)	(15,169)
Total Hoku Scientific, Inc. shareholders’ equity	49,887	50,632
Noncontrolling interest	3,610	—
Total equity	53,497	50,632
Total liabilities and equity	$263,731	$224,211

HOKU SCIENTIFIC, INC.

Reconciliations from GAAP Net Income (Loss) and GAAP Net Income (Loss) per share to Non-GAAP Net Income (Loss) and Non-GAAP Net
Income (Loss) per share
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2009	2008
GAAP net income (loss)	$(905)	$178
Stock-based compensation expense	164	468

Non-GAAP net income (loss)	$(741)	$646

GAAP basic net income (loss) per share	$(0.04)	$0.01
Basic stock-based compensation expense per share	0.01	0.02

Non-GAAP basic net income (loss) per share	$(0.03)	$0.03

GAAP diluted net income (loss) per share	$(0.04)	$0.01
Diluted stock-based compensation expense per share	0.01	0.02

Non-GAAP diluted net income (loss) per share	$(0.03)	$0.03